UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2016

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

Registrant’s telephone number, including area code

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 6, 2016, pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii), The NASDAQ Stock Market LLC (“Nasdaq”) granted Lpath, Inc., a Delaware corporation (the “Company”), an additional 180 calendar days, or until July 5, 2016, to regain compliance with the minimum bid price requirement of $1 per share for continued listing on The Nasdaq Capital Market.  As previously reported, on July 9, 2015, the Company received written notice (the “Notification Letter”) from Nasdaq notifying the Company that it was not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market, because the bid price of the Company’s common stock had closed below the minimum $1 per share for the 30 consecutive business days prior to the date of the Notification Letter. In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days, or until January 5, 2016, to regain compliance with Nasdaq Listing Rule 5550(a)(2).  The Company was unable to regain compliance with the bid price requirement by January 5, 2016. The Nasdaq determination to grant the second compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1 per share for a minimum of 10 consecutive business days at any time during the second 180-day compliance period. The Company intends to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options, including submitting for approval by the Company’s stockholders at the Company’s 2016 annual meeting of stockholders, a reverse stock split.  If a reverse stock split is approved by the stockholders of the Company at the 2016 annual meeting, the Company’s Board of Directors will consider whether a reverse stock split is necessary and would facilitate the Company regaining compliance with the minimum bid price requirement by July 5, 2016.  There can be no assurance that the Company will be able to regain compliance with the minimum bid price requirement or maintain compliance with the other listing requirements necessary for Company to maintain the listing of its common stock on the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: January 6, 2016	By:	/s/ Gary J.G. Atkinson
		Name:	Gary J.G. Atkinson
		Title:	Interim Chief Executive Officer, Chief Financial Officer and Secretary